Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  •
  Registration Statements (Form S-3 Nos. 333-159253, 333-134480 and 333-123672) of Poniard Pharmaceuticals, Inc.; and

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  Registration Statements (Form S-8 Nos. 333-143965, 333-135861, 333-126209, 333-115729, and 333-89476) pertaining to the Amended and Restated 2004 Incentive Compensation Plan and Registration Statements (Form S-8 Nos. 333-41764, 333-32583, 33-43860, 33-46317 and 33-87108) pertaining to the Restated 1994 Stock Option Plan of Poniard Pharmaceuticals, Inc.

of our reports dated March 16, 2010, with respect to the consolidated financial statements of Poniard Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Poniard Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Palo Alto, California
March 16, 2010